Exhibit 99.1

Barfresh Announces Second Quarter 2026 Results

Second Quarter Revenue Increased 190% Year-Over-Year to $4.7 million, Driven by Contribution from Arps Dairy Acquisition

Company Expects to Achieve Adjusted EBITDA Breakeven in Second Half of 2026

Company Revises Full Year 2026 Guidance to Reflect Slower-than-Anticipated Ramp in Production Efficiency at Existing Facility; Remains Focused on Completing Construction of New Defiance, Ohio Facility

LOS ANGELES, Aug 14, 2026 (GLOBE NEWSWIRE) – Barfresh Food Group Inc. (the “Company” or “Barfresh”) (Nasdaq: BRFH), a provider of frozen, ready-to-blend and ready-to-drink beverages, today reported financial results for the second quarter June 30, 2026.

Management Comments

Riccardo Delle Coste, the Company’s Chief Executive Officer, stated, “Our education channel continued to rebuild in the second quarter, as former customers returned and we added new school district wins across the country. That said, while our revenue increased driven by the Arps Dairy acquisition our overall results came in below our expectations for the quarter. Productivity at our existing Arps Dairy facility ramped more slowly than we had planned, driven by the condition of the current facilities infrastructure and equipment that needed more investment than planned to bring it into a more operable condition for the volume of product we needed. The resulting startup and inefficiency costs weighed on gross margin and Adjusted EBITDA more than we anticipated when we issued guidance in May.”

“We are addressing these inefficiencies directly and completing construction of our new 44,000-square-foot facility in Defiance, Ohio remains a top operational priority, as we believe it will meaningfully improve our production economics once commissioned. Given where we stand at the midpoint of the year, we are revising our full year 2026 guidance to reflect a more conservative view of the timeline to normalized production. We expect to achieve Adjusted EBITDA of negative $0.5 million to breakeven in the second half of 2026 as production efficiencies improve and new school district wins ramp for the 2026-27 school year. Our confidence in the underlying opportunity, once our integrated manufacturing platform is fully online, is unchanged.”

Second Quarter of 2026 Financial Results

Revenue for the second quarter of 2026 increased 190% year-over-year to $4.7 million, compared to $1.6 million in the second quarter of 2025 driven by the Arps Dairy Acquisition.

Gross loss was $150,000, or -3.2% of revenue, in the second quarter of 2026, compared to gross profit of $506,000, or 31.1% of revenue, in the second quarter of 2025. The decline was driven by startup and implementation costs and lower-than-anticipated productivity at the Company’s existing processing facility as it continues to ramp toward full-scale operations.

Selling, marketing and distribution for the second quarter of 2026 was $561,000 or 12% of revenue, compared to $634,000 or 39% of revenue in the second quarter of 2025. The year-over-year decrease reflects lower personnel costs as the Company increasingly leverages its broker network, lower equipment maintenance costs as single serve products, which require no customer equipment, represent a greater share of the portfolio mix, and the inclusion of raw and processed milk sales, which carry minimal distribution overhead.

G&A expenses for the second quarter of 2026 were $794,000, compared to $673,000 in the second quarter of 2025, primarily reflecting higher personnel, recruiting and other administrative costs associated with the Arps Dairy business.

Net loss for the second quarter of 2026 was $1.9 million as compared to a loss of $880,000 in the second quarter of 2025.

Adjusted EBITDA was a loss of $1.2M for the second quarter of 2026, compared to a loss of $600,000 in the second quarter of 2025. A reconciliation of net loss to Adjusted EBITDA is provided below.

Non-GAAP Financial Measures

The above information is presented in conformity with accounting principles generally accepted in the United States. In order to aid in the understanding of the Company’s business performance, the Company has also presented below certain non-GAAP measures, including EBITDA and Adjusted EBITDA, which are reconciled in the table below to comparable GAAP measures. Management believes that Adjusted EBITDA provides useful information to the investor because it is directly reflective of the performance of the Company. The exclusion of certain items including stock compensation and other non-recurring costs such as business acquisition expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of the Company’s core business performance. Adjusted EBITDA is not recognized measurements under GAAP and should not be considered as an alternative to loss from operations, net loss or any other performance measure derived in accordance with GAAP.

(1)	Arp’s Dairy was acquired on October 3, 2025. The Company incurred acquisition and integration expenses during 2026 in association with the transaction.

Balance Sheet

As of June 30, 2026, the Company had approximately $1.4 million of cash and accounts receivable, and approximately $2.2 million of inventory on its balance sheet.

In March 2026, the Company secured a $7.5 million senior convertible note financing. The proceeds were used to pay off the existing mortgage on the Company’s manufacturing facility in Defiance, Ohio, as well as other obligations positioning Barfresh to control its manufacturing destiny with significantly expanded production capacity. In addition, the Company was recently approved for a $2.4 million government grant to purchase and install specialized equipment necessary for full-scale production operations.

Outlook for Full Year 2026

Based on first half results and the slower-than-anticipated ramp of production efficiency at the Company’s existing facility, the Company is revising its full year 2026 guidance. The Company now expects fiscal year 2026 revenue of $23 million to $26 million, representing 62% to 83% growth compared to fiscal year 2025. The Company now expects fiscal year 2026 Adjusted EBITDA of negative $1.0 to 2.0 million.

The Company expects revenue to improve sequentially in the third and fourth quarters of 2026 as new school district wins ramp for the 2026-27 school year and as production efficiency at the existing facility continues to improve.

Conference Call

The conference call to discuss these results is scheduled for today, on Friday, August 14, 2026 at 1:30 pm Pacific Time (4:30 pm Eastern Time). Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. A telephonic playback will be available approximately two hours after the call concludes and will be available through Friday, August 28, 2026. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13761350. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.barfresh.com in the Investors-Presentations section.

About Barfresh Food Group

Barfresh Food Group Inc. (Nasdaq: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for the education market, foodservice industry and restaurant chains, delivered as fully prepared individual portions or single serving and bulk formats for on-site preparation. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com